UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2005

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2005, Taylor Capital Group, Inc. (the "Registrant") issued a press release announcing that it has delayed the filing of its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (the "Form 10-Q"), and that it anticipates filing the Form 10-Q on November 14, 2005. The Registrant also announced that it will restate certain of its historical financial statements and revise its financial results for the three and nine month periods ended September 30, 2005, which were previously reported in the Registrant's October 18, 2005 press release. As described in Item 4.02 below, the delay in filing the Form 10-Q and the restatement and revision of its financial information relates to the Registrant's elimination of fair value hedge accounting for interest rate swaps associated with brokered certificates of deposit (brokered CDs) and adjustments to the amortization period of issuance costs related to the Registrant's junior subordinated debentures.

A copy of the Registrant's press release related to its revised financial results is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. The information contained in Item 2.02 of this Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On November 9, 2005, management and the Audit Committee of the Board of Directors of the Registrant determined that the Registrant's financial statements for the quarters ended March 31, 2005 and June 30, 2005, and for the year ended December 31, 2004 and the related quarterly periods should no longer be relied upon as a result of the accounting treatment applied by the Registrant in connection with interest rate swaps associated with brokered CDs and a change in the Registrant's amortization of issuance costs related to its junior subordinated debentures.

Since December 2002, the Registrant has entered into interest rate swap agreements to hedge the interest rate risk inherent in certain of its brokered CDs. From inception of the hedging program, the Registrant has applied a method of fair value hedge accounting under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), to account for the CD swap transactions that allowed the Registrant to assume the effectiveness of such transactions (the so-called "short-cut" method). The Registrant has recently concluded that the CD swap transactions did not qualify for thise "" method in prior periods because the related CD broker placement fee was determined, in retrospect, to have caused the swap not to have a fair value of zero at inception (which is required under SFAS 133 to qualify for the short-cut method). Furthermore, although management believes that the swaps would have qualified for hedge accounting under the "long-haul" method, hedge accounting under SFAS 133 is not allowed retrospectively because the hedge documentation required for the "long-haul" method was not in place at the inception of the hedge.

Fair value hedge accounting allows a company to record the change in fair value of the hedged item (in this case, the brokered CDs) as an adjustment to income that offsets the fair value adjustment on the related interest rate swaps. Eliminating the application of fair value hedge accounting reverses the fair value adjustments that were made to the brokered CDs. Therefore, while the interest rate swap is recorded on the balance sheet at its fair value, the related hedged item, the brokered CDs, are required to be carried at par, net of the unamortized balance of the CD broker placement fee. In addition, the CD broker placement fee, which was incorporated into the swap, is now separately recorded as an adjustment to the par amount of brokered CDs and amortized through the maturity date of the related CDs. Because the majority of the swaps and the brokered CDs have mirror call options after one year, the call of a brokered CD prior to maturity will now result in the expensing of the unamortized CD broker placement fee on the call date.

The net cumulative pre-tax effect of eliminating the fair value adjustment to the brokered CDs at September 30, 2005 is $3.2 million (representing a $5.6 million elimination of the fair value adjustment to the brokered CDs less a $2.4 million adjustment to record the unamortized CD broker placement fees). Although the CD swaps do not retrospectively qualify for hedge accounting under SFAS 133, there is no effect on cash flows for these changes and the effectiveness of the CD swaps as hedge transactions has not been affected by these changes in accounting treatment.

In connection with the determination of the appropriate amortization period for the brokered CD placement fees, the Registrant, in consultation with its independent auditors, also determined that the issuance costs relating to its junior subordinated debentures should have been amortized through the maturity date of the debentures, rather than their earlier call dates. The cumulative effect through September 30, 2005 of amortization through maturity is an increase in retained earnings of $1.0 million ($1.6 million pre-tax). The Registrant's net unamortized debt issuance cost at September 30, 2005 is $3.3 million.

Although not material to its previously reported annual financial statements for the year ended December 31, 2004, the Registrant decided to restate its prior period financial information due to the impact of the adjustments to the individual quarters. As a result, the Registrant will restate its financial statements for all of the quarters in 2004 and 2005, and the year ended December 31, 2004, to reflect all adjustments relating to these items during such reporting periods.

The Registrant intends to file an amended Annual Report on Form 10-K/A for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2005 and June 30, 2005 to reflect the accounting adjustments described herein. In connection with the Registrant's review of these adjustments and the Registrant's financial results for the third quarter of 2005, management of the Registrant evaluated their prior conclusions regarding the effectiveness of the Registrant's disclosure controls and procedures and internal controls over financial reporting. Based upon that evaluation, the Registrant's management concluded that a material weakness existed in the Registrant's internal controls over financial reporting, and that the Registrant's disclosure controls and procedures were not effective as of each period affected by the restatement. The Registrant's management will revise its assessment of such controls in the Registrant's amended filing for each applicable period.

The Registrant's management and Audit Committee has consulted with KPMG LLP, who served as Registrant's independent auditors since the inception of the brokered CD program and the issuance of the junior subordinated debentures, regarding the matters disclosed in this Form 8-K in reaching the conclusion to restate the financial statements for the above-mentioned periods to reflect the adjustments discussed herein.

Item 9.01 Financial Statements and Exhibits.

(a) None.

(b) None.

(c) Exhibits

99.1 Press release dated November 9, 2005.

Management uses certain non-GAAP (generally accepted accounting principles) financial measures and ratios to evaluate the Company's performance. Specifically, management reviews net interest income on a taxable equivalent basis. In this non-GAAP financial measure, interest income and net interest income are adjusted to reflect tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35%. This assumed rate may differ from the Company's actual effective income tax rate. In addition, the earning assets yield, net interest margin and the net interest rate spread are adjusted to a fully taxable equivalent basis. Management believes that these measures and ratios present a more accurate view of the performance of interest-earning assets and ensure comparability of net interest income regardless of the mix of taxable and tax-exempt instruments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2005

TAYLOR CAPITAL GROUP, INC.

By:	/s/ DANIEL C. STEVENS
Daniel C. Stevens
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Taylor Capital Group, Inc. press release dated November 9, 2005.